                                                                   EXHIBIT 10.17


                                                       RESTRICTED STOCK ISSUANCE
                                               AND STOCR PURCHASE AGREEMENT,
                                               dated as of March 31, 1997 (this
                                               "Agreement"), by and between
                                               PMT HOLDINGS, INC., a Delaware
                                               corporation (the "Company"), and
                                               ROBERT CROSS, an individual (the
                                               "Employee").

     The Company and the Employee are party to that certain Employment Agreement, dated as of March 31, 1997 (the "Employment Agreement"), pursuant to which the Company has engaged the Employee to serve as President of its ABL-Trans Division subject to the terms and conditions set forth therein.

     In connection with the transactions contemplated by that certain Stock Purchase Agreement, dated as of March 31, 1997 (the "Purchase Agreement"), by and among the Company, Union Pacific Railroad Company, Pacific Motor Transport Company (the "Target"), and Southern Pacific Transportation Company (the "Seller"), the Company desires, (i) to sell to the Employee 17,500 shares of Common Stock and the Employee desires to purchase from the Company such shares of Common Stock and (ii) in recognition of Employee's services to the Target, to issue a bonus to Employee of 17,500 shares of Preferred Stock.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement, the parties agree as follows.

     SECTION 1. Definitions.

     Terms used in this Agreement shall have the following meanings:

     "Act" means the Securities Act of 1933, as amended.

     "Common Stock" mean the common stock, $.01 par value, of the Company, and any other securities that may be distributed by the Company or its successor with respect thereto or in exchange thereof.

     "Exchanqe Act" means the Securities Exchange Act of 1934, as amended.

     "Preferred Stock" means the Series A Preferred Stock of the Company $.01 par value, and any other securities that may be distributed by the Company or its successor with respect thereto or in exchange thereof.

     "Public Offering" shall have the meaning ascribed to it in the Stockholders Agreement.

     "Restricted Period" means the period commencing on the date hereof and ending on the earliest to occur of: (a) the completion of a Public Offering of the Company; (b) a Sale of the Company; or (c) the date on which the covenants of the Employee contained in Section 11 of the Employment Agreement terminate or expire.

     "Sale of the Company" shall have the meaning ascribed to it in the Stockholders Agreement.

     "Stockholders Aqreement" means the Stockholders Agreement, dated as of March 31, 1997, among the Company, Employees and the other stockholders a party thereto.

     SECTION 2. Issuance of Preferred Stock: Sale of Common Stock.

     (a) In recognition of Employee's services to the Target, the Company hereby issues and grants to Employee a special one time bonus of 17,500 shares of Preferred Stock (the "Bonus Shares").

     (b) On the Closing Date the Company shall issue and sell to the Employee and the Employee shall purchase from the Company, 17,500 shares of Common Stock (the "Purchased Shares") for a per share purchase price equal to $17,500. The Bonus Shares and the Purchased Shares are hereinafter referred to collectively as, the "Shares".

     (c) On the Closing Date, the Company shall deliver to the Employee (i) certificates registered in the name of the Employee representing the Purchased Shares against receipt by the Corporation of cash in an amount equal to the aggregate purchase price therefor and (ii) certificates registered in the name of the Employee representing the Bonus Shares.

     SECTION 3. Closing.

     The closing (the "Closing") hereunder with respect to the issuance of the Bonus Shares and the issuance, sale and purchase of the Purchased Shares shall take place simultaneously with the signing of this Agreement and occur immediately prior to the closing of the Stock Purchase Agreement.

     SECTION 4. Forfeiture of Bonus Shares.

     If, during the Restricted Period, the Employee is found by a court of competent jurisdiction to have breached the noncompetition covenant contained in
Section 11 of the Employment Agreement, then the Bonus Shares shall be automatically forfeited, without consideration, and returned to the Company and Employee (or his permitted transferees) shall have no rights or interest with respect to the Bonus Shares as of such date.

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     SECTION 5. Voting Rights: Dividends and Other Distributions.

     Subject to Section 4, during the Restricted Period the Employee may exercise full voting rights with respect to the Bonus Shares and the Employee (or his permitted transferees) shall be entitled to receive all dividends and other distributions paid on or with respect to the Bonus Shares. If any such dividends or distributions are paid on the Bonus Shares in additional shares of Preferred Stock, such additional shares will be subject to the same restrictions hereunder as the Bonus Shares with respect to which they were paid.

     SECTION 6. Representations and Warranties of the Employee.

     The Employee represents and warrants to the Company as follows:

     6.1. Authorization. Etc.

     (a) The Employee has full legal right, power and authority to enter into this Agreement, the Employment Agreement and the Stockholders Agreement (collectively, the "Equity Documents") and to perform the Employee's obligations under the Equity Documents. The execution, delivery and performance by the Employee of the Equity Documents has been duly authorized by all requisite action on the part of the Employee. Each Equity Document has been, or at the Closing will be, duly executed and delivered by the Employee and is, or at the Closing will be, the valid and binding obligation of the Employee, enforceable against the Employee in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (b) The execution, delivery and performance by the Employee of the Equity Documents, the consummation of the transactions contemplated thereby, and the compliance by the Employee with the provisions thereof, will not (i) violate, conflict with or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon the Employee's properties or assets pursuant to, the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, agreement or other instrument or obligation to which the Employee is a party or by which the Employee or the Employee's properties or assets are bound, or (ii) violate any provision of law, statute, rule, regulation, order, judgment, award, writ, injunction or decree

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applicable to the Employee or any of the Employee's properties or assets.


     (c) No permit, authorization, consent or approval of or by, or notification of or filing with, any person (governmental or private) is required in connection with the valid authorization, execution, delivery or performance of this Agreement by the Employee other than those permits, authorizations, consents, approvals, notifications and filings which have been obtained or made, as the case may be.

     6.2. Investment by the Employee.

     (a) The Employee is acquiring the Shares for his own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

     (b) The Employee understands that the Shares have not been registered or qualified under the Act or any applicable state securities laws, by reason of their issuance in a transaction exempt from the registration or qualification requirements of the Act and such laws, and that any subsequent disposition thereof must be registered or qualified under the Act and such laws or be exempt from such registration or qualification.

     (c) The Employee understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Employee) promulgated under the Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances only in limited amounts.

     (d) The Employee (i) has been furnished with or has had access to all information the Employee has requested from the Company relating to the Company and the Target and (ii) has had an opportunity to discuss with management of the Company and the Target the business and financial affairs of the Company and the Target and (iii) has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable the Employee to understand and evaluate the risks of and form an investment decision with respect to his investment in the Shares.

     (e) The Employee has no need for liquidity in his investment in the Shares and is able to bear the economic risk of his investment in the Shares and the complete loss of all of such investment.

     (f) The Employee understands that an investment in the Company is speculative, that any possible profits therefrom

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are uncertain, and that Employee must bear the economic risks of the investment in the Company for an indefinite period of time. Employee is able to bear these economic risks and to hold the Shares for an indefinite period.

     (g) Employee understands and agrees that (i) the legends set forth in
Section 8 will be placed on the certificates evidencing the Bonus Shares and on certificates for Bonus Shares issued to permitted transferees; (ii) the stock records of the Company will be noted with respect to such restrictions; and
(iii) the Company will not be under any obligation to register the Bonus Shares or to take any action to comply with any exemptions available for sale of the Bonus Shares without registration.

     (h) The Employee represents and warrants to the Company that, to his actual knowledge, the representations and warranties of the Target and the Seller contained in Section 3 of the Stock Purchase Agreement and the representations and warranties of the Target and the Corporation in the Credit Agreement dated as of the date hereof between First National Bank of Chicago and the Target and the Corporation are true and correct in all respects as of the date hereof. Notwithstanding the foregoing, no party may bring any cause of action for breach of this representation and warranty unless and until such party has incurred Losses as defined in the Stock Purchase Agreement) in excess of $250,000 in the aggregate, and then only with respect to such Losses which exceed $250,000 in the aggregate.

     SECTION 7. Representations and Warranties of the Corporation.

     The Company hereby represents and warrants to the Employee as follows:

     7.1. Organization, Authorization.

     (a) The Corporation is a company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions and perform its obligations contemplated hereby. Attached hereto as Exhibit A is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

     (b) The Company has full legal right, power and authority to enter into, execute and deliver the Equity Documents and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Equity Documents have been duly authorized by all requisite corporate action by the Company, and the Equity Documents have been, or at

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the Closing will be, duly executed and delivered by the Company and constitute, or at the Closing will constitute, the valid and binding obligation of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The execution, delivery and performance by the Company of the Equity Documents, the issuance, sale, exchange and delivery of the Shares and the compliance with the provisions of the Equity Documents by the Company, will not (a) violate any provision of law, statute, rule, regulation, order, judgment, award, writ, injunction or decree applicable to the Company or any of its properties or assets or (b) violate, conflict with or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any encumbrance upon any of the Company's properties or assets pursuant to, the terms, conditions or provisions of the Company's Certificate of Incorporation or Bylaws or any note, bond, lease, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties is bound or affected.

     (c) Except for the filing of any notice which may be required under applicable federal or state securities law (which, if required, has been or shall be filed on a timely basis as may be so required), no permit, authorization, consent or approval of or by, or notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance of this Agreement by the Company other than those permits, authorizations, consents, approvals, notifications or filings which have been obtained or made, as the case may be.

     7.2. Capitalization.
          --------------

     The authorized capital stock of the Company immediately after the consummation at the Closing of the transactions contemplated hereby shall consist of 600,000 shares of Common Stock and 600,000 shares of Preferred Stock. As of the date hereof, after giving effect to the Closing and the issuance of any Common Stock and/or Preferred Stock pursuant to the Stock Subscription Agreement dated as of the date hereof between the Company and the Investors named therein, (i) 350,000 shares of Common Stock will have been validly issued and be outstanding, fully paid and nonassessable, (ii) 350,000 shares of Preferred Stock will have been validly issued and be outstanding, fully paid and nonassessable and (iii) 128,421 shares of Common Stock and 128,421 shares of Preferred Stock will be duly reserved for issuance upon the exercise of a warrant issued to Southern Pacific Transportation Company and options issued to employees, directors and consultants of the Company pursuant to the 1997 Stock Option Plan of the Company.

     7.3. Authorization of the Shares, Etc.

     The issuance, sale and delivery by the Company of the Shares have been duly authorized by all requisite corporate action of the Company, and the Shares, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof at the time of their issuance.

     7.4. Offering Exemption.

     Subject to the accuracy of the Employee's representations and warranties in
Section 5 and the compliance by the Employee with the terms of this Agreement, the offer, sale and issuance of the Shares pursuant to the terms of this Agreement do not require registration under the Act or registration or qualification under any applicable state "blue sky" or securities laws (or if so required, have been so registered or qualified).

     SECTION 8. Legends on Shares.

     In addition to any legends which may be required under the Stockholders Agreement, and other agreement between the Company and the Employee or otherwise, each certificate representing the Bonus Shares shall have conspicuously printed on it the following legends:

     (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN A RESTRICTED STOCK ISSUANCE AND STOCK PURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

     (b) Any legend required to be placed thereon by the applicable blue sky laws of any state.

     SECTION 9. Employment.

     The parties acknowledge that nothing in this Agreement shall affect in any manner whatsoever the rights or obligations of the parties with respect to Employee's employment by the Company.

     SECTION 10. Indemnification.

     (a) The Company shall indemnify, defend and hold harmless the Employee against all liability, loss or damage, together with all reasonable costs and expenses related thereto

(including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company contained in this Agreement.

     (b) The Employee shall indemnify and hold harmless the Company and Eos Partners, L.P. ("Eos") against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Employee contained in this Agreement; provided, however, that the Company's and Eos' recourse for any breach of the representation and warranty of the Employee contained in
Section 6.2(h) shall be limited to (i) the right to terminate the Employee for "Cause" in accordance with the terms of the Employment Agreement and/or (ii) the Shares.

     SECTION 11. Rights as a Shareholder.

     Subject to the provisions and limitations hereof and the terms of the Stockholders Agreement, the Employee may, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Shares.

     SECTION 12. Miscellaneous Provisions.

     (a) The parties will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     (b) All notices, claims, certificates, requests, demands and other communications to any party shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed to such party as follows:

                    If to the Corporation, to:

                            PMT Holdings, Inc.
                            c/o Eos Partners, L.P.
                            320 Park Avenue -22nd Floor
                            New York, New York 10022
                            Attention: Douglas R. Korn
                            Telecopier: (212) 832-5805
                            Telephone:  (212) 832-5803;

                    with copies to:

                            O'Sullivan Graev & Karabell, LLP
                            30 Rockefeller Plaza

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                             41st Floor
                             New York, New York 10112
                             Attention: Michael F. Killea, Esq.
                             Telecopier: (212) 408-2420
                             Telephone:  (212) 408-2400;

                    if to the Employee, to him at the address set forth on the signature page hereto:

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch, (iii) in the case of telecopy transmission, when received and (iv) in the case of mailing, on the fifth business day after the posting thereof.

     (c) The Company may assign its rights under this Agreement. The Employee may not assign his rights or obligations under this Agreement without the written consent of the Company. If any such assignment requires consent of any Person, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the Company and Eos and their respective successors and assigns and, subject to the restrictions on transfer set forth in the Stockholders Agreement, be binding upon Employee, Employee's heirs, executors, administrators, successors and permitted assigns.

     (d) No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     (e) This Agreement and the other writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, among the parties with respect to their subject matter.

     (f) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF

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LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY
APPLY.

     (g) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (h) It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     (i) This Agreement may not be amended, modified or supplemented except by a writing executed by both parties.

     (j) The section headings contained in this Agreement are included for convenience of reference only and are not intended by the parties to be a part of or to affect the meaning or interpretation of this Agreement.

     (k) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                                   * * * * *

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     IN WITHNESS WHEREOF, the parties hereto have executed this Agrssment as of the day and year first above written.

                                "The Company"

                                 PMT HOLDINGS, INC.


                                 By: /s/ Douglas R. Korn
                                    ------------------------------------------
                                    Name: Douglas R. Korn
                                    Title: Vice President, Assistant Secretary
                                           and Assistant Treasurer


                                 "Employee"


                                    /s/ Robert Cross
                                    ------------------------------------------
                                    Name: Robert Cross
                                    Address: 3746 Mt. Diablo Boulevard
                                             Lafayette, CA 94549
                                    Telecopier: (510) 283-1938
                                    Telephone:  (510) 299-2238





                                       11
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                                     CONSENT

     The undersigned spouse of Employee agrees that the spouse's interest in the Bonus Shares and the Purchased Shares subject to this Agreement shall be irrevocably bound by this Agreement and the Stockholders Agreement and further understands and agrees that any community property interest, if any, shall be similarly bound by this Agreement and the Stockholders Agreement.


                                              /s/
                                              -------------------------------
                                              Spouse of Employee





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                          SCHEDULE C TO EXHIBIT 10.17

The following agreement is substantially identical in all material respects (except for the named parties) to Exhibit 10.17:

Restricted Stock Issuance and Stock Purchase Agreement dated as of March 31, 1997 between the Company and Angeli.